AMENDED AND RESTATED RIGHTS AGREEMENT

                            between

                   CCB FINANCIAL CORPORATION

                              and

            CENTRAL CAROLINA BANK AND TRUST COMPANY

                  Dated as of October 1, 1998






                       TABLE OF CONTENTS
                                                                Page

Section 1.  Certain Definitions                                   1

Section 2.  Appointment of Rights Agent                           6

Section 3.  Issue of Right Certificates                           7

Section 4.  Form of Right Certificates                            8

Section 5.  Countersignature and Registration                     9

Section 6.  Transfer, Split Up, Combination and Exchange of
            Right Certificates; Mutilated, Destroyed, Lost
            or Stolen Right Certificates                         10

Section 7.  Exercise of Rights; Purchase Price; Expiration Date  10

Section 8.  Cancellation and Destruction of Right Certificates   12

Section 9.  Reservation and Availability of Equity Interests     12

Section 10. Equity Interests Record Date                         12

Section 11. Adjustment of Purchase Price, Number of Equity
            Interests or Number of Rights                        13

Section 12. Certificate of Adjusted Purchase Price
            or Number of Equity Interests                        19

Section 13. Merger or Sale or Transfer of Assets or
            Earning Power                                        19

Section 14. Fractional Rights and Fractional Equity Interests    20

Section 15. Rights of Action                                     21

Section 16. Agreement of Right Holders                           22

Section 17. Right Certificate Holder Not Deemed a Shareholder    22

Section 18. Concerning the Rights Agent                          23

Section 19. Merger or Change of Name of Rights Agent             23

Section 20. Duties of Rights Agent                               24

Section 21. Change of Rights Agent                               26

Section 22. Issuance of New Right Certificates                   27

Section 23. Redemption                                           27

Section 24. Exchange                                             29

Section 25. Notice of Certain Events                             31

Section 26. Notices                                              31

Section 27. Supplements and Amendments                           32

Section 28. Successors                                           33

Section 29. Benefits of this Agreement                           33

Section 30. Severability                                         33

Section 31. Governing Law                                        33

Section 32. Counterparts                                         33

Section 33. Descriptive Headings                                 33

Signatures                                                       34


Exhibit  A  -  Supplement to the Amended and  Restated  Articles  of
               Incorporation of CCB Financial Corporation

Exhibit B   -  Form of Right Certificate

Exhibit C   -  Summary of Rights to Purchase Equity Interests



             AMENDED AND RESTATED RIGHTS AGREEMENT

     This Amended and Restated Rights Agreement ("Agreement") is made this 1st day of October, 1998, between CCB FINANCIAL
CORPORATION,  a  North Carolina corporation ("Corporation"),  and
CENTRAL CAROLINA BANK AND TRUST COMPANY ("Rights Agent").

                     W I T N E S S E T H :

     WHEREAS, the Board of Directors of the Corporation determined previously to provide all shareholders of the Corporation with the opportunity to benefit from the long-term prospects and value of the Corporation and to ensure that all shareholders of the Corporation receive fair and equal treatment in the event of any proposed acquisition of the Corporation; and

     WHEREAS, on February 26, 1990, the Board of Directors of the Corporation authorized and declared a dividend of one preferred share purchase right ("Right") for each Common Share of the Corporation outstanding at the close of business on February 26, 1990 (the "Record Date"), each Right representing the right to purchase a one one-hundredth (1/100) interest in a Preferred Share, upon the terms and subject to the conditions set forth in a Rights Agreement, dated February 26, 1990, and further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date; and

     WHEREAS, the Board of Directors has reviewed the Rights Agreement in light of the circumstances now existing and has determined that the amendment, restatement and extension of the term of such Rights Agreement as set forth herein is in the best interests of the Corporation and its shareholders and will further the purposes of the Rights Agreement as initially adopted.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:


     Section 1.     Certain Definitions.

     For   purposes  of  this  Agreement,  including  the   above
preamble, the following terms shall have the meanings indicated:

     (a) Acquiring Person. The term "Acquiring Person" shall mean any Person who or which, together with all Affiliates of such Person, is the Beneficial Owner of fifteen percent (15%) or more of the Common Shares of the Corporation then outstanding, but shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any Person holding Common Shares for or pursuant to the terms of any such plan, or (iv) any Person who is the Beneficial Owner of one percent (1%) or less of the Corporation's Common Shares and with whom the Corporation has entered an agreement, approved by a majority vote of the Continuing Directors, providing the acquisition of the Corporation's outstanding Common Shares, and to whom the Corporation has granted, by a majority vote of the Continuing Directors, an option to acquire a number of Common Shares equal to or greater than fifteen percent (15%) of the number of Common Shares of the Corporation outstanding immediately prior to such grant (an "Option Owner"); provided, however, that such exclusion of an Option Owner shall cease, and such Option Owner shall be deemed an Acquiring Person, upon the termination or expiration of such agreement other than as a consequence of the consummation of the acquisition transaction provided for therein. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares of the Corporation which, by reducing the number of such Common Shares outstanding, increases the proportionate number of Common Shares of which such Person (together with its Affiliates) is the Beneficial Owner of fifteen percent (15%) or more of the Common Shares of the Corporation then outstanding; provided, however, that if a Person becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Shares of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Common Shares of the Corporation, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Continuing Directors determine in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. The Corporation's Board of Directors may, in its discretion, reduce the fifteen percent (15%) level set forth in this Section 1(a) to ten percent (10%) in any instance or in one or more instances. Upon such a reduction in a particular instance, with regard to all matters applicable to such instance, the phrase "fifteen percent (15%)" wherever it appears in this Agreement shall be deemed to read "ten percent (10%)".

     (b) Affiliate. The term "Affiliate" (whether referred to as an "affiliate" of, or a Person "affiliated" with, a specified Person) shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An Associate of a Person shall be deemed such Person's "Affiliate".

     (c) Associate. The term "Associate," when used to indicate a relationship with any Person, shall mean:

          (i) any corporation, partnership (general or limited), joint venture, limited liability company or other Person that is a business organization (other than the Corporation or a Subsidiary of the Corporation) of which such Person is an officer, director, partner, manager or member or is, directly or indirectly, either alone or together with one or more members of his immediate family, the Beneficial Owner of ten percent (10%) or more of any class of Equity Interests;

          (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity; and

           (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     (d)   Beneficial  Owner.   A  Person  shall  be  deemed  the
"Beneficial Owner" of any Equity Interests:

          (i)   in  which  such Person or any  of  such  Person's
     Affiliates  has  direct  or  indirect  beneficial   economic
     interests;

          (ii) which such Person or any of such Person's Affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with or among underwriters and selling group members with respect to a bona fide public offering of Equity Interests), or upon the exercise of conversion rights, exchange rights, rights
     (other than the Rights issued hereunder), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of Equity Interests tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered Equity Interests are accepted for purchase or exchange; and, provided further, that a Person who is an Option Owner shall not be deemed the Beneficial Owner of the Common Shares of the Corporation acquirable under the option granted to such Person by the Corporation unless and until such Person's exclusion from the definition of "Acquiring Person" shall terminate; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of any Equity Interest if the agreement, arrangement or understanding to vote such Equity Interest (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable Rules and Regulations promulgated under the Exchange Act, and (2) is not also then reportable under the Exchange Act on Schedule 13D under the Rules and Regulations of the SEC (or any comparable or successor reports); or

          (iii) in which another Person has a direct or indirect beneficial economic interest and with whom such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (other than customary agreements with or among underwriters and selling group members with respect to a bona fide public offering of Equity Interests) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any such Equity Interests.

     (e) Business Day. The term "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of Durham, North Carolina are authorized or obligated by law or executive order to close.

     (f) Close of Business. The term "Close of Business" on any given date shall mean 5:00 o'clock, p.m., Durham, North Carolina time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 o'clock, p.m., Durham, North Carolina time, on the next succeeding Business Day.

     (g) Common Shares. The term "Common Shares" when used with reference to the Corporation shall mean the authorized shares of common stock of the Corporation. "Common Shares" when used with reference to any Person other than the Corporation shall mean the Equity Interests with the greatest voting power of such other
Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (h) Continuing Directors. The term "Continuing Directors" shall mean the members of the Corporation's Board of Directors in office at any time relevant under this Agreement who are not Affiliates of any Acquiring Person or any Person who would be deemed an Acquiring Person in the absence of the "Option Owner" exclusion from the definitions of "Acquiring Person" and "Beneficial Owner".

     (i) Current Market Price. The term "Current Market Price" shall have the meaning set forth in Section 11(d).

     (j) Distribution Date. The term "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

     (k) Equity Interests. The term "Equity Interests" shall mean all types of ownership interests in a Person, including, but not limited to, capital stock, partnership (general or limited) interests, joint venture interests, limited liability company membership interests, and interests in profits, losses and/or distributions.

     (l) Exchange Act. The term "Exchange Act" shall mean the federal Securities Exchange Act of 1934, as amended and as in force and effect at each time reference to this definition is necessary or useful to implement the terms and conditions of this Agreement.

     (m)   Final  Expiration  Date.  The term  "Final  Expiration
Date" shall have the meaning set forth in Section 7(a) hereof.

     (n) Offer. The term "Offer" shall mean a written proposal delivered to the Corporation by any Person who (together with its Affiliates) was the Beneficial Owner of one percent (1%) or less of the outstanding Common Shares of the Corporation as of the date such proposal is delivered to the Corporation, has not within one (1) year prior to the delivery of such written proposal been the Beneficial Owner of more than one percent (1%) of the then outstanding Common Shares of the Corporation, and (at any time when such Person (together with its Affiliates) was a Beneficial Owner of more than one percent (1%) of such Common Shares) publicly disclosed, or caused the public disclosure of, any intention which relates to or would result in the acquisition, or influence of control, of the Corporation (an "Offeror"), and which proposal:

          (i) provides for the acquisition of all of the outstanding shares of Voting Stock held by any Person other than the Offeror and its Affiliates for cash at the same price;

          (ii) is accompanied by a written opinion of an investment banking firm which is addressed to the holders of shares of Voting Stock other than the Offeror and its Affiliates and states that the price to be paid to such holders pursuant to the Offer is fair to such holders from a financial point of view;

          (iii) states that the Offeror has obtained written financing commitments from recognized financing sources, and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the Offer; and

          (iv) requests the Corporation to call a Special Meeting of the holders of Voting Stock for the purpose of voting on a resolution requesting the Corporation's Board of Directors to accept such Offer and contains a written agreement of the Offeror to pay (or share with any other Offeror) at least fifty percent (50%) of the Corporation's costs of such Special Meeting (exclusive of the Corporation's costs of
     preparing   and   mailing  proxy  material   for   its   own
     solicitation).

     (o)   Offer  Date.   The term "Offer Date"  shall  have  the
meaning set forth in Section 23(c)(i) hereof.

     (p)   Person.   The  term "Person" shall  mean  any  natural
person, corporation, partnership (general or limited), limited liability company, joint venture, trust, association or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (q) Preferred Shares. The term "Preferred Shares" shall mean the series of Preferred Stock of the Corporation having the rights and preferences set forth in the form of Exhibit A hereof.

     (r) Purchase Price. The term "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

     (s) Redemption Date. The term "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.

     (t) Record Date. The term "Record Date" shall mean the close of Business on February 26, 1990.

     (u) Right Certificate. The term "Right Certificate" shall have the meaning set forth in Section 3 hereof having the characteristics set forth in Exhibit B hereto.

     (v) Rules and Regulations. The term "Rules and Regulations" shall mean the applicable rules and regulations promulgated by the SEC or any applicable federal or state regulatory agency or authority that has jurisdiction over the Corporation or any of its subsidiaries at the relevant time.

     (w) Securities Act. The term "Securities Act" shall mean the federal Securities Act of 1933, as amended and as in force and effect at each time reference to this definition is necessary or useful to implement the terms and conditions of this Agreement.

     (x) SEC. The term "SEC" shall mean the federal Securities and Exchange Commission.

     (y)   Shares Acquisition Date.  The term "Shares Acquisition
Date" shall mean the first date of public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such.

     (z) Special Meeting. The term "Special Meeting" shall have the meaning set forth in Section 23(c)(i) hereof.

     (aa) Subsidiary. The term "Subsidiary" of any Person shall mean any other Person of which the Person is the Beneficial Owner of a majority of the voting power of the voting Equity Interests thereof.

     (bb) Trading Day. The term "Trading Day" shall mean a day on which the principal national securities exchange on which an Equity Interest is listed or admitted to trading is open for the transaction of business, or if the Equity Interest is quoted on any level of The Nasdaq Stock Market, Inc. ("Nasdaq"), a day on which the Nasdaq is open for the transaction of business, or if the Equity Interest is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq, a Business Day.

     (cc) Voting Stock. The term "Voting Stock" shall mean (i) the Common Shares of the Corporation and (ii) any other Equity Interests of the Corporation entitled to vote generally in the election of directors or entitled to vote together with such Common Shares in respect of any merger, share exchange, sale of all or substantially all of the assets of the Corporation or any Subsidiary thereof, or the liquidation, dissolution or winding up of the Corporation.


     Section 2.     Appointment of Rights Agent.

     The Corporation hereby appoints the Rights Agent to continue to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such continuing appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no liability for or duty to supervise any such co-Rights Agent.


     Section 3.     Issue of Right Certificates.

     (a) From the Record Date until, but not including, the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Corporation registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates ) and not by separate Right Certificates, and
(ii) the right to receive Right Certificates will be transferable
only  in connection with the transfer of such Common Shares.   As
soon  as practicable after the Distribution Date, the Corporation
will   notify  the  Rights  Agent  of  the  occurrence   of   the
Distribution Date, and the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, at the Corporation's expense, send) by first-class, insured, postage-paid mail, to each record holder of the Corporation's Common Shares as of the Close of Business on the Distribution Date, at
the   address  of  such  holder  shown  on  the  records  of  the
Corporation, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) For purposes of this Agreement, the Distribution Date shall be the earlier of (i) the Close of Business on the tenth
(10th) Business Day after the Shares Acquisition Date or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by the Board of Directors of the Corporation, in its sole discretion) after the date of the public commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any Person holding Common Shares of the Corporation for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or of any Person holding Common Shares of the Corporation for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Corporation aggregating fifteen percent (15%) or more of such Common Shares then outstanding (including any such date which is after the Record Date and prior to the issuance of the Rights).

     (c) As soon as practicable after the date of the adoption of this Amended and Restated Rights Agreement by the
Corporation's Board of Directors (the "Adoption Date"), the Corporation shall send a copy of a Summary of Rights to Purchase Equity Interests, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of its Common Shares as of and after the Close of Business on the Adoption Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for such Common Shares outstanding as of and after the Adoption Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Corporation outstanding on or after the Adoption Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (d) Certificates for Common Shares of the Corporation which become outstanding after the Adoption Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights ("Rights") as set forth in the Amended and Restated Rights Agreement between CCB Financial Corporation and Central Carolina Bank and Trust Company, as Rights Agent, dated as of October 1, 1998 and as amended and supplemented thereafter (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CCB Financial Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CCB Financial Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person (including its Affiliates) who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Corporation purchases or acquires any of its Common Shares after the Adoption Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. The Rights Agent shall deem any such Right Certificates not outstanding if it has actual knowledge that the Corporation has purchased or acquired the Common Shares with which they were associated.


     Section 4.     Form of Right Certificates.

     The  Right  Certificates  (and  the  forms  of  election  to purchase Preferred Shares and of assignment printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto. The Right Certificates shall be in machine printable format and in a form reasonably satisfactory to the Rights Agent, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any Rule or Regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth (1/100) interests in a Preferred Share as shall be set forth therein at the Purchase Price per one one-hundredth (1/100) interest in a Preferred Share set forth therein and established under Section 7 herein, but the number of such one one-hundredth (1/100) interests in a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.


     Section 5.     Countersignature and Registration.

     (a) The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Executive Vice President, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof, and shall be attested by the Secretary or an
Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be manually countersigned and dated by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless countersigned. In case any authorized officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such an authorized officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be an authorized officer of the Corporation to sign such Right Certificate, although at the date of the adoption of this Agreement any such person was not such an officer.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its designated office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates. In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery of the Right Certificates by the Corporation, such Right Certificates, nevertheless, may be issued and delivered by the Corporation with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.


     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

     (a) Subject to the provisions of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth (1/100) interests in a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested from the holder of such Right Certificate or Right Certificates. The Corporation may require payment from the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation's or the Rights Agent's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender of the Right Certificate and a signature guarantee and such other and further documentation as the Rights Agent may reasonably require to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.


     Section   7.       Exercise  of  Rights;   Purchase   Price;
Expiration Date.

      (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth (1/100) interest in a Preferred Share as to which the Rights are exercised, at or prior to the earliest of
(i) the Close of Business on October 1, 2008 ("Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof ("Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof. The Corporation shall provide the Rights Agent with a prompt written notice of the occurrence of any of the events provided for in this Section 7(a).

     (b) The Purchase Price for each one one-hundredth (1/100) interest in a Preferred Share pursuant to the exercise of a Right initially shall be One Hundred Eighty-Seven Dollars and Fifty Cents ($187.50), shall be subject to adjustment from time to time as provided in this Agreement and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the
Preferred Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash or by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares Certificates for the number of Preferred Shares to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredth (1/100) interests in a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation hereby directs the depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The provisions of this Section 7(c) shall apply whenever cash or Equity Interests (such as Common Shares) may be received in lieu of the Preferred Shares upon exercise of the Rights and surrender of the Right Certificates.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's authorized assigns, subject to the provisions of Section 14 hereof.

     (e) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

     (f) In those circumstances where a holder of a Right may exercise that Right under more than one of Sections 7(a), 11(a)(ii) and 13, subject to the provisions of this Agreement applicable to such Sections, the holder may elect to exercise such Right under the provisions of any such Section under which such exercise is then permitted.


     Section   8.      Cancellation  and  Destruction  of   Right
Certificates.

     All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


     Section  9.      Reservation  and  Availability  of   Equity
Interests.

     (a) The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that any Equity Interest delivered upon exercise of a Right shall, at the time of delivery of the certificate for such Equity Interest (subject to payment of the Purchase Price), be duly authorized, validly issued and fully paid and nonassessable.

     (b) The Corporation further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of Equity Interests upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for Equity Interests in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depositary receipts for Equity Interests upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax is due.


     Section 10.    Equity Interests Record Date.

     Each Person in whose name any certificate for an Equity Interest is issued upon the exercise of a Right shall for all purposes be deemed to have become the holder of record of the Equity Interest represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Right was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Corporation respecting such Equity Interest are closed, such Person shall be deemed to have become the record holder of such Equity Interest on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of any Equity Interests for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.


     Section 11.     Adjustment  of  Purchase  Price,  Number  of
               Equity Interests or Number of Rights.

     The Purchase Price, the number of Equity Interests therein covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this
Section 11.

     (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on outstanding Preferred Shares payable in Preferred Shares, (B)
subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any of its Equity Interests in a reclassification of the Preferred Shares (including any such reclassification in connection with a merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Equity Interests issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Equity Interests which, if such Right had been exercised immediately prior to such date and at a time when the Equity Interests transfer books of the Corporation were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value, if any, of the Equity Interests issuable upon exercise of one (1) Right.

        (ii) Subject to Section 24 hereof, in the event any Person shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth (1/100) interests in a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of interests in Preferred Shares, such number of Common Shares of the Corporation as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth (1/100) interests in a Preferred Share for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then Current Market Price of the Corporation's Common Shares on the date such Person became an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Corporation shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights. From and after the time any Person becomes an Acquiring Person, any Rights of which such Acquiring Person (or any Affiliate thereof) is the Beneficial Owner shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights the Beneficial Owner of which would be a Person (or any Affiliate thereof) whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Affiliate thereof), or to any nominee of such Acquiring Person or Affiliate, whose Rights would be void pursuant to the preceding sentence. Where a Right Certificate is delivered to the Rights Agent for transfer to an Acquiring Person (or an Affiliate thereof), and the Rights Agent has actual knowledge or has received notice from the Corporation that the transferee is an Acquiring Person (or an Affiliate thereof), that Right Certificate shall be canceled. The Rights Agent shall have no liability for canceling Right Certificates so delivered for transfer.

        (iii) In the event that there shall not be sufficient Common Shares of the Corporation authorized but unissued to permit the exercise in full of the Rights in accordance with
Section 11(a)(ii), (A) the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights or (B) the Corporation, at its option, notwithstanding any other provision of this Agreement, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which the Corporation is a party, upon exercise of the Rights and payment of the Purchase Price therefor, in lieu of issuing such additional Common Shares, (x) may issue another Equity Interest having a Current Market Value as of the Trading Day immediately prior to the date of issuance equal to Current Market Value of the Corporation's Common Shares on such Trading Day, or (y) may pay cash in an amount equal to the excess, if any, of the Current Market Value of a Common Share as of the Trading Day immediately prior to the date of payment over the Purchase Price per Right. To the extent that any legal or contractual restrictions prevent the Corporation from paying the full amount of cash and/or Equity Interests payable in accordance with the foregoing sentence, the Corporation shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Corporation shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full. The Corporation shall provide the Rights Agent with written notice of any election made pursuant to this Section 11(a)(iii).

        (iv) In the event that the Rights become exercisable or exchangeable under the provisions of this Agreement, the Corporation covenants and agrees to use its best efforts, to (A) cause a registration statement under the Securities Act, or if the Securities Act is not applicable, to the comparable federal or state securities laws applicable to the Corporation's Equity Interests, as in effect on the date in question, and under the applicable Rules and Regulations thereunder, on an appropriate form, with respect to the Equity Interests purchasable upon exercise of the Rights or exchangeable for such Rights, to remain effective (with a prospectus or offering circular at all times meeting the requirements of the Securities Act or any other applicable federal or state law) until the Final Expiration Date;
(B)  qualify  or  register the Equity Interests purchasable  upon
exercise  of  the  Rights  under  the  blue  sky  laws  of   such
jurisdictions as may be necessary or appropriate; and (C) list the Equity Interests purchasable upon exercise of the Rights on each national securities exchange on which Equity Interests of the same class or series were listed prior to exercisability of the Rights or, if such Equity Interests are not listed or admitted to the trading on any national securities exchange, qualify such Equity Interests for quotation on the Nasdaq or such other comparable system then in use. The Corporation covenants and agrees to bear the full cost of any registration, qualification or listing required under this Section 11(a)(iv).

     (b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or Equity Interests having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or Equity Interests convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if an Equity Interest convertible into Preferred Shares or equivalent preferred shares) less than the then Current Market Price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible Equity Interests so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible Equity Interests so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one
(1) Right be less than the aggregate par value, if any, of the Equity Interests of the Corporation issuable upon exercise of one
(1) Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders of the Rights. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one (1) Preferred Share and the denominator of which shall be such Current Market Price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value, if any, of the Equity Interests of the Corporation to be issued upon exercise of one
(1) Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) (i) For the purpose of any computation hereunder, the "Current Market Price" of any Equity Interests (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date (or, when specifically provided otherwise herein, the Trading Day or the period of Trading Days so specifically provided); provided, however, that in the event that the Current Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares or units of such Security or Equity Interests convertible into such shares or units, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price shall be appropriately adjusted to reflect the Current Market Price equivalent of such Security. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading, or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq or such other system then in use, or, if on any such date the Security is publicly traded but is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation.

     (ii) For the purpose of any computation hereunder, the "Current Market Price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Shares are not publicly traded, the "Current Market Price" of a Preferred Share shall be conclusively deemed to be one hundred (100) times the Current Market Price of the Common Shares of the Corporation as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Corporation's Common Shares nor its Preferred Shares are publicly held or so listed or traded, "Current Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and binding upon the Rights Agent and the holders of the Preferred Shares.

     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth (1/1,000,000) interest in a Preferred Share or one ten-thousandth (1/10,000) interest in any other Equity Interest as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

     (f)   If  as  a  result of an adjustment  made  pursuant  to
Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any Equity Interests of the Corporation other than Preferred Shares or interests therein, thereafter the amount of such Equity Interests so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 24 hereof with respect to the Preferred Shares shall apply on like terms to any such other Equity Interests. The Corporation shall provide the Rights Agent with prompt written notice of any such election to utilize other Equity Interests, the type of Equity Interests and the exchange ratio of Right Certificates therefor.

     (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth (1/100) interests in a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Corporation shall have exercised its election as provided in Section 11(a)(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding
immediately  prior  to  the  making  of  such  adjustment   shall
thereafter  evidence  the  right to  purchase,  at  the  adjusted
Purchase   Price,  that  number  of  one  one-hundredth   (1/100)
interests in a Preferred Share (calculated to the nearest one one-millionth (1/1,000,000) interest in a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths (1/100) interests covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredth (1/100) interests in a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth (1/100) interests in a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of rights shall become that number of Rights (calculated to the nearest one ten-thousandth (1/10,000))
obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, and shall simultaneously provide the Rights Agent with written notice of such election to adjust, which announcement and notice shall indicate the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date right
Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. The Corporation shall provide the Rights Agent with written notice of the occurrence of any distribution effected pursuant to the foregoing. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth (1/100) interests in a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredth interests in a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth (1/100) of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other Equity Interests of the Corporation, if any, issuable upon such exercise over and above the Preferred Shares and other Equity Interests of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Preferred Shares or other Equity Interests upon the occurrence of the event requiring such adjustment. The Corporation shall give the Rights Agent prompt written notice of its election to defer the issuance of Preferred Shares.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Board of Directors of the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the Current Market Price of such Preferred Shares, issuance wholly for cash of Preferred Shares or other Equity Interests which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b) hereof, hereafter made by the Corporation to holders of its Preferred Shares shall not be taxable to such shareholders.

     (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on its Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of its Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-hundredth (1/100) interests in a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredth (1/100) interests in a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares of the Corporation outstanding immediately before such event and the denominator of which is the number of such Common Shares outstanding immediately after such event, and (B) each Common Share of the Corporation outstanding immediately after such event shall have issued with respect to it that number of Rights which each such Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.


     Section  12.     Certificate of Adjusted Purchase  Price  or
Number of Equity Interests.

     Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, including, but not limited to, the adjusted Purchase Price and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with the transfer agents for its Equity Interests a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with
Section 25 hereof. The Rights Agent may rely, and shall incur no liability for relying upon, the most recent such certificate which it has received.


     Section 13.     Merger  or  Sale or Transfer  of  Assets  or
               Earning Power.

     In the event, directly or indirectly (a) the Corporation shall merge with and into any other Person, (b) any Person shall merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares of the Corporation shall be changed into or exchanged for the Equity Interests of any other Person (or the Corporation) or cash or any other property, or (c) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person other than the Corporation or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth (1/100) interests in a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Corporation as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth (1/100) interests in a Preferred Share for which a Right is then exercisable and dividing that product by (B) fifty percent (50%) of the then Current Market Price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof and the making of payments in cash and/or securities equal to the Purchase Price in accordance with Section 11(a)(iii) hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its
Common Shares thereafter deliverable upon the exercise of the Rights. The Corporation shall not consummate any such merger, sale or transfer unless prior thereto the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The prior written consent of the Rights Agent must be obtained in connection with any such supplemental agreement which alters the rights or duties of the Rights Agent. The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The Rights Agent may rely, and shall be fully protected in relying, on a certificate of the Corporation stating that the provisions of this Section 13 have been fulfilled.


     Section  14.     Fractional  Rights  and  Fractional  Equity
Interests.

     (a)    The  Corporation  shall  not  be  required  to  issue
fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right
Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Value of a whole Right. For the purposes of this Section 14(a), the Current Market Value of a whole Right shall be the closing price of the Rights for the
Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Corporation shall be used.

     (b) The Corporation shall not be required to issue fractional interests in Equity Interests (other than fractional interests which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional interests in Equity Interests (other than fractions which are integral multiples of one one-hundredth (1/100) of such Equity Interest). Fractional interests in Equity Interests in integral multiples of one one-hundredth (1/100) of an Equity Interest may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Equity Interests represented by such depositary receipts; and, provided further, that the Corporation shall notify the Rights Agent of any such election pursuant to this Section 14(b). In lieu of fractional interests in Equity Interests that are not integral multiples of one one-hundredth (1/100) of an Equity Interest, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one (1) Equity Interest. For the purposes of this Section 14(b), the Current Market Value of an Equity Interest shall be the closing price of such Equity Interest (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) Upon accepting a Right, the holder of such Right expressly waives such holder's right to receive any fractional
Rights  or fractional Equity Interests upon exercise of  a  Right
(except as provided above).


     Section 15.    Rights of Action.

     All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Corporation's Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of such Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of such Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any beach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


     Section 16.    Agreement of Right Holders.

     Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

     (a)   prior  to  the Distribution Date, the Rights  will  be
transferable  only  in  connection  with  the  transfer  of   the
Corporation's Common Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require; and

     (c) the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) as registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.


     Section  17.     Right  Certificate  Holder  Not  Deemed   a
Shareholder.

     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Equity Interest of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right
Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.


     Section 18.    Concerning the Rights Agent.

     (a) The Corporation agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Corporation and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements (including reasonable attorneys' disbursements) incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including reasonable attorneys' fees and expenses and the costs and expenses of defending against any claim of liability in the premises. This Section 18(a) shall survive the termination of this Agreement.

     (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for any Equity Interest of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, instructions, or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons and, where necessary, verified or acknowledged, or otherwise upon the advice of counsel as set forth in Section 20 hereof.


     Section 19.    Merger or Change of Name of Rights Agent.

     (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or any corporation resulting from any merger to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the Right Certificates so countersigned; and in case at that time any of the Right
Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


     Section 20.    Duties of Rights Agent.

     The  Rights  Agent  undertakes the  duties  and  obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agents as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, an Executive Vice President or the Secretary of the Corporation and delivered to the Rights Agent;
and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 12, 23 or 24 hereof, or the ascertaining of the existence of facts that would require to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Equity Interest to be issued pursuant to this Agreement or any Right Certificate or as to whether any Equity Interest will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and others acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the President, any Executive Vice President, or the Secretary, of the Corporation, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions of any such officer. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such actions shall be taken, and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than one (1) Business Day after the Corporation receives such application) without the consent of the Corporation unless prior to taking or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken or omitted.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other Equity Interests of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing the repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit B hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such nonexecution or failure.

     (l) The Corporation agrees to give the Rights Agent prompt written notice of any event of which the Corporation has knowledge that would prohibit the exercise or transfer of the Rights Certificates.


     Section 21.    Change of Rights Agent.

     The Rights Agents or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days notice in writing mailed to the Corporation and, at the Corporation's expense, to each transfer agent of the Corporation's Equity Interests by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Corporation's Equity Interests by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such remove or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the Corporation shall become the Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a commercial bank or trust company organized and doing business under the laws of the State of North Carolina (or of the United States or any other state of the United States so long as such bank or trust company is authorized to do business as a bank or trust company in the State of North Carolina), in good standing, having an office in the State of North Carolina which is authorized under such laws to exercise corporate trust or stock transfer powers in such state and is subject to supervision or examination by federal or state authority, and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Corporation's Equity Interests, and mail a notice thereof in writing to the registered holders of the Right Certificates.
Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


     Section 22.    Issuance of New Right Certificates.

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of Equity Interests or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.


     Section 23.    Redemption.

     (a) The Rights may be redeemed by action of the Board of Directors of the Corporation pursuant to Section 23(b) or by shareholder action pursuant to Section 23(c) and shall not be redeemed in any other manner. The Rights Agent shall be given written notice of any such redemption.

     (b) The Board of Directors of the Corporation may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Subject to the prior sentence, the redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions, as the Board of Directors in its sole discretion may establish.

     (c)(i) In the event the Corporation receives an Offer from any Offeror, the Board of Directors of the Corporation may, at its option, call a special meeting of shareholders (the "Special Meeting") for the purpose of voting on a precatory resolution  requesting  the Board of  Directors  to  accept  such
Offer, as such Offer may be amended or revised by the Offeror from time to time to increase the price per share in cash to be paid to holders of shares of Voting Stock (the "Resolution"). The Special Meeting shall be held on a date selected by the Board of Directors, which date shall be not less than ninety (90) and not more than one hundred and twenty days (120) after the later of (A) the date such Offer is received by the Corporation (the "Offer Date") and (B) the date of any meeting of shareholders already scheduled as of the Offer Date; provided, however, that if (x) such other meeting shall have been called for the purpose of voting on a precatory resolution with respect to another Offer (the "Other Offer") and (y) the Offer Date of the Offer shall be not later than fifteen (15) days after the date the Other Offer was received by the Corporation, then the Resolution with respect to the Offer and the Other Offer shall be voted on at such meeting  and  such  meeting shall be deemed  to  be  the  Special
Meeting for the Offer and the Other Offer. The Board of Directors of the Corporation shall set a date for determining the shareholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Corporation's Articles of Incorporation and Bylaws and with applicable law. At the Offeror's request, the Corporation shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the Offeror; provided, however, that by written agreement with the Corporation contained in or delivered with such request, the Offeror shall indemnify the Corporation against any and all liabilities resulting from any misstatements, misleading statements and omissions contained in the Offeror's proxy soliciting material and shall agree to pay the Corporation's incremental costs incurred as a result of including such material in the Corporation's proxy soliciting material. Notwithstanding the foregoing, no Special Meeting shall be held from and after such time as any Person becomes an Acquiring Person, and any Special Meeting scheduled prior to such time and not theretofore held shall be canceled.

     (ii) If at a Special Meeting a Resolution receives the affirmative vote of the holders of a majority of shares of Voting Stock outstanding as of the record date of the Special Meeting, then all the Rights shall be redeemed by such shareholder action at the Redemption Price, effective as follows: (A) if, within fifty-five (55) days following the date of the Special Meeting, the Corporation and the Offeror to which such Resolution was applicable enter into an agreement providing for such Offeror's acquisition of all outstanding shares of Voting Stock at a price per share in cash equal to or greater than the price contained in such Resolution, the Rights shall be redeemed by such shareholder action at the Redemption Price immediately prior, and as the last condition, to the consummation of the transaction so agreed upon; or (B) if, after the aforesaid fifty-five (55) day period and within sixty (60) days following the date of the Special Meeting, the Offeror commences a tender offer to purchase all of the outstanding shares of Voting Stock held by any Person other than the Offeror and its Affiliates at a price per share equal to or greater than the price contained in such Resolution, the Rights shall be redeemed by such shareholder action immediately prior, and as the last condition, to the consummation of the purchase of all such Voting Stock pursuant to such tender offer. In the circumstances described in items (A) and (B) of this Section 23(c)(ii), the Offeror shall not be deemed an Acquiring Person solely by reason of entering into the agreement described in item
(A) or commencing, or announcing the intention to commence, the tender offer described in item (B).

     (iii) Nothing contained in this Section 23(c) shall be deemed to be in derogation of the obligation of the Board of Directors of the Corporation to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Offer, or to recommend that holders of shares of Voting Stock reject any tender offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative Offers or other proposals to the Special Meeting) with respect to any Offer or any tender offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

     (iv) Nothing contained in this Section 23(c) shall be construed as limiting or prohibiting the Corporation or any
Offeror from proposing or engaging, at any time, in any acquisition, disposition or other transfer of any Equity Interests of the Corporation, any merger involving the
Corporation or any of its Subsidiaries, any sale or other transfer of assets of the Corporation or any of its Subsidiaries, any liquidation, dissolution or winding-up of the Corporation, or any other business combination or other transaction, or any other action by the Corporation or any Offeror; provided, however, that the holders of Rights shall have the rights set forth in this Agreement with respect to any such acquisition, disposition, transfer, merger, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

     (d) Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights pursuant to Section 23(b), or upon the effectiveness of the redemption of the Rights pursuant to Section 23(c), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) hereof or the effectiveness of the redemption of the Rights pursuant to Section 23(c) hereof, as the case may be, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Corporation. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.


     Section 24.    Exchange.

     (a) The Board of Directors of the Corporation may, at its sole option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one (1) Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Rights Agent shall be given written notice of any such exchange, and the Exchange Ratio pursuant to which such exchange is effected. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, or any Person holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to purchase, at the Purchase Price, that number of Common Shares of the Corporation equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange and the Rights Agent shall be given written notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares of the Corporation for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

     (c) In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute interests in Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof) for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth (1/100) interest in a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to Exhibit A hereto so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one (1) Common Share. The Rights Agent shall be given written notice of any such substitution.

     (d) In the event that there shall not be sufficient Common Shares or Preferred Shares authorized but unissued to permit any exchange of Rights as contemplated in accordance with this
Section 24, (i) the Corporation shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares for issuance upon exchange of the Rights or (ii) the Corporation, at its option, notwithstanding any other provision of this Agreement, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which the Corporation is a party, upon exercise of the Rights, may pay cash in an amount equal to the excess, if any, of the Current Market Value of a Common Share over the Purchase Price per Right, in lieu of issuing such Common Shares. For purposes of this Section 24(d), the Current Market Value shall be the closing price of a Common Share on the Trading Day immediately prior to the date of exchange pursuant to this Section 24. To the extent that any legal or contractual restrictions prevent the Corporation from paying the full amount of cash payable in accordance with the foregoing sentence, the Corporation shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Corporation shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full. The Corporation shall provide the Rights Agent with written notice of any election made pursuant to this Section 24(d).

     (e) The Corporation shall not be required to issue fractions of its Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole Common Share. For the purposes of this Section 24(e), the Current Market Value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.


     Section 25.    Notice of Certain Events.

     (a) In case the Corporation shall propose (i) to pay any dividend payable on an Equity Interest of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or other Equity Interests, or rights or options with respect thereto, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of one or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Corporation, or (vi) to declare or pay any dividend on the Corporation's Common Shares payable in such Common Shares or to effect a subdivision, combination or consolidation of its Common Shares (by reclassification or otherwise than by payment of dividends in such Common Shares), then, in each such case, the Corporation shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be earlier.

     (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.


     Section 26.    Notices.

     Notices or demands authorized by this Agreement to be given or made by the Rights Agent, or by the holder of any Right Certificate to or on the Corporation, shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          CCB Financial Corporation
          Post Office Box 931
          Durham, North Carolina  27702

          Attention: W. Harold Parker, Jr., Senior Vice President
                     and Controller

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:


          Central Carolina Bank and Trust Company
          Post Office Box 931
          Durham, North Carolina  27702

          Attention: Ernest C. Roessler, Chairman of the Board of
                     Directors

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.


     Section 27.    Supplements and Amendments.

     The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to correct or supplement any provision contained herein to comply with any changes in applicable law, to extend the term hereof, or to make any other provisions in regard to matters or questions arising hereunder which the Corporation may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; and, provided further, that the Rights Agent shall not be required to consent to any amendment or supplement which is adverse to its interests.


     Section 28.    Successors.

     All of the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and insure to the benefit of their respective successors and assigns hereunder.


     Section 29.    Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Corporation's Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Corporation's Common Shares).


     Section 30.    Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


     Section 31.    Governing Law.

     This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.


     Section 32.    Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to
be   an  original,  and  all  such  counterparts  shall  together constitute but one and the same instrument.


     Section 33.    Descriptive Headings.

     Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN TESTIMONY WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective Presidents/Vice Presidents, attested by their respective Secretaries/Assistant Secretaries and their respective corporate seals to be hereto affixed, all within authority duly given.

                              CCB FINANCIAL CORPORATION


                              By:  /s/ ERNEST C. ROESSLER
                                   Ernest  C. Roessler,  Chairman
                                   of  the  Board, President  and
                                   Chief Executive Officer
ATTEST:

/s/ LEO P. PYLYPEC
Leo P. Pylypec, Secretary



                              CENTRAL CAROLINA BANK AND TRUST
                                 COMPANY


                              By:  /s/ ERNEST C. ROESSLER
                                   Ernest  C.  Roessler, Chairman
                                   of  the Board, President  and
                                   Chief Executive Officer

ATTEST:


/s/ LEO P. PYLYPEC
Leo P. Pylypec, Secretary

STATE OF NORTH CAROLINA
COUNTY OF DURHAM

 I, Isabella Rupp, a Notary Public in and for said County and State, do hereby certify that on the 1st day of October, 1998, before me personally appeared Ernest C. Roessler with whom I am personally acquainted, who, being by me duly sworn, says that he is Chairman of  the  Board,  President  and Chief Executive  Officer  of  CCB
FINANCIAL CORPORATION and that Leo P. Pylypec is Secretary of CCB
FINANCIAL  CORPORATION, the corporation described  in  and  which executed  the  foregoing instrument; that he knows the  corporate seal  of said corporation; that the seal affixed to the foregoing
instrument  is  said  corporate  seal;  that  the  name  of   the
corporation was subscribed thereto by the Chairman of the Board, President and Chief Executive Officer; that the said Chairman of the Board, President and Chief Executive Officer and Secretary subscribed their names thereto and the said corporate seal was affixed, all by authority of the Board of Directors of said corporation; and that the said instrument is the act and deed of said corporation.

     WITNESS my hand and notarial seal, this the 1st day of October, 1998.


                                        /s/ ISABELLA RUPP
                                        Notary Public
My Commission Expires: 4/14/02



STATE OF NORTH CAROLINA
COUNTY OF DURHAM


 I, Isabella Rupp, a Notary Public in and for said County and State, do hereby certify that on the 1st day of October, 1998, before me personally appeared Ernest C. Roessler with whom I am personally acquainted, who, being by me duly sworn, says that he is President of CENTRAL CAROLINA BANK AND TRUST COMPANY and that Leo
P.  Pylypec  is  Secretary  of CENTRAL CAROLINA  BANK  AND  TRUST
COMPANY, the commercial bank described in and which executed the foregoing instrument; that he knows the corporate seal of said bank; that the seal affixed to the foregoing instrument is said corporate seal; that the name of the bank was subscribed thereto by the said President; that the said President and Secretary subscribed their names thereto and the said corporate seal was affixed, all by authority of the Board of Directors of said bank;
and that the said instrument is the act and deed of said bank.

     WITNESS    my   hand   and   notarial   seal,    this    the
1st day of October, 1998.



                                        /s/ ISABELLA RUPP
                                        Notary Public

My Commission Expires: 4/14/02




                            Exhibit A

             SUPPLEMENT TO THE AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                  OF CCB FINANCIAL CORPORATION


4.C. Series A Junior Participating Preferred Stock:

     (i) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," $5.00 par value per share, and the number of shares constituting such series shall be 800,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of this Corporation ("Board of Directors"); provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares of the Corporation's outstanding common stock, par value $5.00 per share ("Common Stock"), then outstanding plus the number of shares Common Stock reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by this Corporation convertible into Series A Junior Participating Preferred Stock.

     (ii) Dividends and Distributions.

          (a) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock)
     ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, quarterly dividends payable in cash on the first business day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $1.00 or (2) subject to the provisions for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount
     (payable in kind) of all non-cash dividends or other distributions, other than an dividend payable in shares of
     Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) This Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) of this subsection (ii) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment
     Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of
     Series A Junior Participating Preferred Stock entitled to receive quarterly dividends and before such Quarterly Dividends Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

     (iii)Voting Rights. The holders of shares of Series A Junior
Participating Preferred Stock shall have the following voting rights:

             (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior
     Participating Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of this Corporation. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, in any other resolution creating a series of preferred stock or any similar stock, in any amendment to the Amended and Restated Articles of Incorporation of this Corporation or by law, the holders of shares of Series A Junior Participating Preferred Stock and any other capital stock of this Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of this Corporation.

          (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (iv) Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in subsection (ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, this Corporation shall not:

          (1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any class or series of stock of this Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

            (4) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) This Corporation shall not permit any subsidiary of this Corporation to purchase or otherwise acquire for consideration any shares of capital stock of this Corporation unless the Corporation could, under paragraph
     (a) of this subsection (iv), purchase or otherwise acquire such shares at such time and in such manner.

     (v) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by this Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their cancellation shall become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in a resolution of the Board of Directors, in the Amended and Restated Articles of Incorporation of this Corporation, or in any other supplement or amendment creating a series of preferred stock or any similar stock or as otherwise required by law.

       (vi) Liquidation, Dissolution of Winding Up. Upon any liquidation, dissolution or winding up of this Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $18,750 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that in no event shall the holders of shares of Series A Junior Participating Preferred Stock receive an amount less than an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or
(b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (vii) Merger, Etc. In the event this Corporation shall enter into any, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property, then each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged. In the event this Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number is shares of Common Stock that were outstanding immediately prior to such event.

     (viii)     No  Redemption. The shares  of  Series  A  Junior
Participating Preferred Stock shall not be redeemable, except as otherwise provided herein.

     (ix)  Rank.     The Series A Junior Participating  Preferred
Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of this Corporation's preferred stock.

     (x) Amendment. The Amended and Restated Articles of Incorporation of this Corporation shall not be amended in any manner, nor shall the Board of Directors take any action, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

     (xi) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

      Holders of the capital stock of this Corporation shall not be entitled to preemptive rights with respect to any shares of the Corporation which may be issued.


                                                        Exhibit B


                    Form of Right Certificate

Certificate No. R-________ Rights


        NOT EXERCISABLE AFTER OCTOBER 1, 2008, OR EARLIER
        IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE
        SUBJECT  TO REDEMPTION AT $.01 PER RIGHT  AND  TO
        EXCHANGE  ON  THE TERMS SET FORTH IN THE  AMENDED
        AND   RESTATED  RIGHTS  AGREEMENT.   ANY   RIGHTS
        BENEFICIALLY OWNED BY AN ACQUIRING PERSON  OR  AN
        AFFILIATE  THEREOF  OR ANY SUBSEQUENT  HOLDER  OF
        SUCH  RIGHTS MAY BECOME VOID IN THE CIRCUMSTANCES
        SPECIFIED IN THE RIGHTS AGREEMENT.


                        Right Certificate


          This  certifies  that ________________________________,
or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of October 1, 1998 ("Rights Agreement"), between CCB Financial Corporation, a North Carolina corporation ("Corporation"), and Central Carolina Bank and Trust Company ("Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on October 1, 2008, at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth (1/100) interest in a fully paid non-assessable share of Series A Junior Participating Preferred Stock (Preferred Shares"), of the Corporation, at a purchase price of $187.50 per one one-hundred (1/100) interest in a Preferred Share ("Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredth (1/100) interest in Preferred Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 1, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth (1/100) interests in Preferred Shares which may be purchased upon the exercise of the Rights evidence by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent and the Corporation and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

          This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonable require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Corporation's Common Stock, par value $5.00 per share.

          No fractional interests in Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional interests which are integral multiples of one one-hundredth (1/100) of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.









     This Right Certificate shall not be valid or obligator for any purpose until it shall have been countersigned by the Rights
Agent.

          WITNESS  the facsimile signature of the proper officers
of   the  Corporation  and  its  corporate  seal.   Dated  as  of
__________________________, _______.


Attest:                            CCB FINANCIAL CORPORATION



By:___________________________          By:______________________
     Secretary/Assistant Secretary      President/Vice President


Countersigned:

CENTRAL CAROLINA BANK AND TRUST
COMPANY, as Rights Agent



By:___________________________           Dated:   ______________,
___
     Authorized Signatory




            Form of Reverse Side of Right Certificate

                       FORM OF ASSIGNMENT

 (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED ____________________________________
hereby      sells,      assigns      and      transfers      unto
__________________________________________________
_________________________________________________________________
                    (Please print name and address of transferee)
_________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocable constitute and
appoint        __________________________________________________
Attorney, to transfer the within Right Certificate on the books of CCB Financial Corporation with full power of substitution.

Dated:________________________, _______



                                   ______________________________
                                   Signature

Signature of Guarantee:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


- -----------------------------------------------------------------

          The   undersigned  hereby  certifies  that  the  Rights
evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate hereof (as defined in the Rights Agreement).




                                   ____________________________________
                                   Signature





    [Form of Reverse Side of Right Certificate -- Continued]

                  FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Right
                          Certificate.)

TO:  CCB FINANCIAL CORPORATION

          The undersigned hereby irrevocably elects to exercise ________________________ Rights represented by this Right Certificate to purchase the interest in Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such interests in Preferred Shares be issued in the name of:

Please insert social security or other
taxpayer identification number:

_________________________________________________________________
                    (Please print name and address)

_________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other
taxpayer identification number:

_________________________________________________________________
                    (Please print name and address)

_________________________________________________________________

Dated: ________________________________, _________


                                   ______________________________
                                   Signature

Signature of Guarantee:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
     [Form of Reverse Side of Right Certificate -- Continued]

          The   undersigned  hereby  certifies  that  the  Rights
evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                   ______________________________
                                   Signature

- -----------------------------------------------------------------


                             NOTICE

          The signature on the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.



                                                        Exhibit C


         SUMMARY OF RIGHTS TO PURCHASE EQUITY INTERESTS


     1.   In General.

          On February 26, 1990, CCB Financial Corporation (the "Corporation") declared and paid to shareholders on that date a dividend of one preferred share purchase right ("Right") for each outstanding share of common stock, par value $5.00 per share (`Common Shares"), of the Corporation. Each Common Share issued since February 26, 1990 likewise has attached thereto one Right.

          Each Right entitles the registered holder to purchase from the Corporation one one-hundredth (1/100) interest in Series A Junior Participating Preferred Stock ("Preferred Shares") of the Corporation, at a price of $187.50 per one one-hundredth (1/100) interest in a Preferred Share ("Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement ("Rights Agreement"), effective October 1, 1998, between the Corporation and Central Carolina Bank and Trust Company, as Rights Agent ("Rights Agent"), which extends the term and modifies certain provisions of the initial Rights Agreement, dated February 26, 1990, between the Corporation and the Rights Agent.


     2.   Distribution Date.

          Until the date on which certain events take place ("Distribution Date") the Rights will be evidenced by, with respect to each Common Share outstanding as of or after October 1, 1998, the certificate for such Common Share. The term "Distribution Date" means the earlier of (i) the tenth business day following a public announcement that a person or group of affiliated persons ("Acquiring Person") have acquired beneficial ownership of 15% (or 10% in certain circumstances described in the Rights Agreement) or more of the outstanding Common Shares or
(ii) the tenth business day (or such later date as may be determined by the Board of Directors of the Corporation) following the commencement of, or announcement of an intention to commence, a tender or exchange offer the consummation of which would result in a person or group of affiliated persons becoming the beneficial owner of 15% (or 10% in certain circumstances described in the Rights Agreement) or more of such outstanding Common Shares.


     3.   Transfer of Rights and Certificates.

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares (i.e. each Right is "attached" to a Common Share). Until the Distribution Date (or earlier redemption or expiration of the Rights), Common Share certificates issued on or after October 1, 1998 will contain a notation incorporating the Rights Agreement by reference. Certificates for Common Shares issued prior to October 1, 1998 and still outstanding have attached Rights pursuant to the initial Rights Agreement. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding after October 1, 1998, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. If and only if the Distribution Date should occur, as soon as practicable thereafter, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.


     4.   Exercise Period.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on the Final Expiration Date, unless the Final Expiration Date is extended, or the Rights are earlier redeemed by the Corporation. The term "Final Expiration Date" is defined in the Rights Agreement and generally means October 1, 2008.


     5.   Adjustments.

          (a) The Purchase Price payable, and the number of interests in Preferred Shares or other securities properly issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          (b) The number of outstanding Rights and the number of one one-hundredth (1/100) interests in Preferred Shares issuable upon exercise of each Right are also subject to adjustment in event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          (c) With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth (1/100) of a Preferred Share, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.


     6.   Preferred Shares.

            (a) Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 per share or (iii) an aggregate dividend of one hundred (100) times the dividend declared per Common Share. In the event of liquidation, the holders of the interests in Preferred Shares will be entitled to a minimum preferential liquidation payment of $18,750 per share but in no event less than an amount equal to an aggregate payment of one hundred (100) times the payment made per Common Share. Each Preferred Share will have one hundred (100) votes, voting together with the Common Shares. Finally, in the event of any merger or other transaction in which Common Shares are exchanged or converted, each Preferred Share will be entitle to receive one hundred (100) times the amount received per Common Share. These rights are protected by customary antidilution provisions.

          (b) Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth (1/100) interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.


     7.   Exercise of Rights for Common Stock.

          In the event that the Corporation is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof and at the then current purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the purchase price of the Right.


     8.   Optional Exchange of Rights.

          At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth (1/100) of a Preferred Share (or of a share of a class or series of the Corporation's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).


     9.   Redemption of Rights.

          (a)   At  any  time  prior  to  a  person  becoming  an
Acquiring  Person, the Board of Directors of the Corporation  may
redeem  the Rights in whole, but not in part, at a price of  $.01 per Right ("Redemption Price").

          (b)   In  addition,  if  a potential  acquiror  of  the
Corporation who does not beneficially own more than 1% of the Common Shares (and who has not within the past year owned in excess of 1% of the Common Shares and, at a time when he held a greater than 1% stake, disclosed, or caused the disclosure of, an intention that relates to or would result in the acquisition or influence of control of the Corporation) proposes to acquire all of the Common Shares (and all other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled to vote with the Common Shares on mergers, share exchanges, sales of all or substantially all of the Corporation's assets, liquidations, dissolutions or windings up) for cash at a price which a nationally recognized investment banker selected by such potential acquiror states in writing is fair to the Corporation's shareholders from a financial point of view, and such acquiror has obtained written financing commitments (or otherwise has financing) and complies with certain procedural requirements, then the Corporation, at its option and upon the request of the potential acquiror, will hold a special meeting of shareholders to vote on a resolution requesting the Board of Directors to accept the acquiror's proposal. If a majority of the outstanding shares entitled to vote on the proposal vote in favor of such resolution, then the Rights will automatically be redeemed at the Redemption Price, subject to certain required actions by the acquiror, immediately prior to the consummation of the acquiror's tender offer for all of such shares at a price per share in cash equal to or greater than the price offered by such acquiror in the acquiror's proposal; provided, however, that no redemption will be permitted or required after a person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.


     10.  Rights Prior to Exercise.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Corporation, including, without limitation, the right to vote or to receive dividends.


     11.  Documents and Effects of this Summary.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Report on Form 8-K dated October 1, 1998. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.